Exhibit 10.iii.b.

THE MOSAIC COMPANY

RESTRICTED STOCK UNIT AWARD AGREEMENT

This RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) is made this      day of             ,         , by and between The Mosaic Company, a Delaware corporation (the “Company”) and              (the “Participant”).

1. Award. The Company hereby grants to Participant an award of              restricted stock units (“RSUs”), each RSU representing the right to receive one share of common stock, par value $.01 per share (the “Common Stock”), of the Company according to the terms and conditions set forth herein and in The Mosaic Company 2004 Omnibus Stock and Incentive Plan (the “Plan”). The RSUs are granted under Section 6(c) of the Plan. A copy of the Plan will be furnished upon request of Participant.

2. Vesting; Forfeiture; Early Vesting.

(a) Except as otherwise provided in this Agreement, the RSUs shall vest (the substantial risk of forfeiture shall lapse) in accordance with the following schedule:

On Each of the Following Dates	Number of RSUs Vested
,

(b) Except as provided in Section 2(c), if Participant ceases to be an employee of the Company or any Affiliate, whether voluntary or involuntary and whether or not terminated for cause, prior to vesting of the RSUs pursuant to Section 2(a) hereof, all of Participant’s rights to all of the unvested RSUs shall be immediately and irrevocably forfeited.

(c) Notwithstanding Section 2(b) or anything else in this Agreement to the contrary, a Participant’s unvested RSUs shall vest upon the occurrence of the following events:

(i) The date the Participant dies.

(ii) The date the Participant is determined to be disabled under the Company’s long term disability plan.

(iii) The date the Company experiences a Change in Control.

(d) For purposes of this Agreement, a “Change in Control” shall be defined in the following paragraphs. Notwithstanding anything in the following paragraphs herein stated, no Change in Control shall occur under subparagraph (i), (iii) or (iii) of this definition of Change in Control as long as Cargill, Incorporated (“Cargill”), whether directly or indirectly through one or more Cargill Subsidiaries, beneficially owns (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)), a majority of the voting power of the outstanding shares of all classes and series of capital stock of the Company entitled to vote in the general election of directors of the Company, voting together as a single class (the “Voting Stock”), or more than 50% of the voting power of the then outstanding shares of voting stock (or comparable voting equity interests) of the surviving or acquiring corporation or other entity resulting from a Business Combination described in subparagraph (iii) or a direct or indirect parent entity of the surviving or acquiring corporation or other entity. Except as provided in the immediately preceding sentence, a Change in Control shall occur when:

(i) a majority of the directors of the Company shall be persons other than persons (1) for whose election proxies shall have been solicited by the Board of Directors of the Company, or (2) who are then serving as directors appointed by the Board of Directors to fill vacancies on the Board of Directors caused by death or resignation (but not by removal) or to fill newly-created directorships,

[For employees]

(ii) 50% or more of the voting power of the outstanding Voting Stock of the Company is acquired or beneficially owned by any person, entity or group (within the meaning of Section 13d(3) or 14(d)(2) of the Exchange Act) that is unaffiliated with Cargill other than (i) an entity in connection with a Business Combination in which clauses (x) and (y) of subparagraph (c) apply or (ii) a licensed broker/dealer or licensed underwriter who purchases shares of Voting Stock pursuant to an underwritten public offering solely for the purpose of resale to the public,

(iii) the consummation of a merger or consolidation of the Company with or into another entity, a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s assets or a similar business combination (each, a “Business Combination”), in each case unless, immediately following such Business Combination, (x) all or substantially all of the beneficial owners of the Company’s Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the voting power of the then outstanding shares of voting stock (or comparable voting equity interests) of the surviving or acquiring entity resulting from such Business Combination (including such beneficial ownership of an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one of more subsidiaries), in substantially the same proportions (as compared to the other beneficial owners of the Company’s Voting Stock immediately prior to such Business Combination) as their beneficial ownership of the Company’s Voting Stock immediately prior to such Business Combination, and (y) no person, entity or group that is unaffiliated with Cargill beneficially owns, directly or indirectly, 50% or more of the voting power of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity (other than a direct or indirect parent entity of the surviving or acquiring entity, that, after giving effect to the Business Combination, beneficially owns, directly or indirectly, 100% of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity),

(iv) Cargill and/or one or more of the Cargill Subsidiaries or other affiliates of Cargill (together, the “Cargill Group”) acquires, in one or more transactions (and whether by means of a merger, consolidation, tender offer, stock sale or otherwise), beneficial ownership of outstanding shares of Voting Stock that it does not currently beneficially own such that the Cargill Group’s aggregate beneficial ownership of the Company’s outstanding Voting Stock (excluding beneficial ownership of Voting Stock by any of the Company’s subsidiaries) is at least 90% of the voting power of the Company’s outstanding Voting Stock, or

(v) approval by the shareholders of a definitive agreement or plan to liquidate or dissolve the Company.

For purposes of the definition of Change in Control, a Cargill Subsidiary shall include any corporation, limited liability company or other entity, a majority of the voting power of the then outstanding shares of voting stock (or comparable voting equity interests) entitled to vote in the general election of directors (or persons filling similar governing positions in non-corporate entities) of which is beneficially owned by Cargill directly or indirectly through one or more Cargill Subsidiaries, provided that for purposes of this definition, neither the Company nor any subsidiary of the Company shall be deemed to be a Cargill Subsidiary. For purposes of this definition of Change in Control, an affiliate of Cargill is a person or entity directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with, Cargill. For purposes of clarity and notwithstanding anything to the contrary in this definition of Change in Control, nothing herein shall be construed as constituting a Change in Control if Cargill and/or its affiliates sells or distributes shares of Voting Stock of the Company beneficially owned by such entities to Cargill’s stockholders, provided that no single person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes a beneficial owner of 50% or more of the voting power of the outstanding Voting Stock of the Company as a result of the sale or distribution.

3. Restrictions on Transfer. The RSUs shall not be transferable other than by will or by the laws of descent and distribution. Each right under this Agreement shall be exercisable during Participant’s lifetime only by Participant or, if permissible under applicable law, by Participant’s legal representative. Until the date that the RSUs vest pursuant to Section 2 hereof, none of the RSUs or the shares of Common Stock issuable upon vesting thereof (the “Shares”) may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, and any purported sale, assignment, transfer, pledge, hypothecation or other disposition shall be void and unenforceable against the Company, and no attempt to transfer the RSUs or the Shares, whether voluntarily or involuntarily, by operation of law or otherwise, shall vest the purported transferee with any interest or right in or with respect to the RSUs or the Shares. Notwithstanding the foregoing, Participant may, in the manner established pursuant to the Plan, designate a beneficiary or beneficiaries to exercise the rights of Participant and receive any property distributable with respect to the RSUs upon the death of Participant, and Company Common Stock and any other property with respect to the RSUs upon the death of Participant shall be transferable to such beneficiary or beneficiaries or to the person or persons entitled thereto by the laws of descent and distribution, and none of the limitations of the preceding sentence shall in such event apply to such Company Common Stock or other property.

4. Adjustments. If any RSUs vest subsequent to any change in the number or character of the Common Stock of the Company (through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, or otherwise), Participant shall then receive upon such vesting the number and type of securities or other consideration which Participant would have received if such RSUs had vested prior to the event changing the number or character of the outstanding Common Stock.

5. Dividend Equivalents. Notwithstanding Section 6 hereof, for record dates that occur before a Share is issued in accordance with Section 6(a) hereof, the Participant shall be entitled to receive dividend equivalent amounts if dividends are declared by the Board of Directors on the Company’s Common Stock. The dividend equivalent amounts shall be an amount of cash per RSU equal to the dividends per share paid to common stockholders of the Company. The dividend equivalent amounts shall be accrued (without interest and earnings) rather than paid when a dividend is paid on a share of the Company’s Common Stock. The dividend equivalent amounts for an RSU shall be subject to the same substantial risk of forfeiture as the RSU. If an RSU is forfeited, the dividend equivalents on the RSU are forfeited. The Company shall pay the dividend equivalents on an RSU when the Company issues a Share for the RSU (which will be within 60 days of the lapse of the substantial risk of forfeiture).

6. Miscellaneous.

(a) Issuance of Shares. No Shares, or stock certificates therefor, shall be issued to Participant prior to the date on which the RSUs vest in accordance with Section 2 hereof. On or after such date, and following payment of the applicable withholding taxes, the Company shall promptly cause to be issued a certificate or certificates, registered in the name of Participant or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be, evidencing such vested whole Shares

(less any shares withheld to pay withholding taxes) and shall cause such certificate or certificates to be delivered to Participant or Participant’s legal representatives, beneficiaries or heirs, as the case may be. The value of any fractional Shares shall be paid in cash at the time certificates evidencing the Shares are delivered to Participant.

(b) Income Tax Matters.

(i) In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Participant, are withheld or collected from Participant.

(ii) In accordance with the terms of the Plan, and such rules as may be adopted under the Plan, Participant may elect to satisfy Participant’s federal and state income tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the Shares (including but not limited to the payment of dividend equivalents) by (i) delivering cash, check (bank check, certified check or personal check) or money order payable to the Company, (ii) having the Company withhold a portion of the Shares otherwise to be delivered having a Fair Market Value and/or cash otherwise to be paid equal to the amount of such taxes, or (iii) delivering to the Company shares of Common Stock already owned by Participant having a Fair Market Value equal to the amount of such taxes. Any such shares already owned by Participant shall have been owned by Participant for no less than six months prior to the date delivered to the Company if such shares were acquired upon the exercise of an option or upon the vesting of restricted stock units or other restricted stock. The Company will not deliver any fractional Shares but will pay, in lieu thereof, the Fair Market Value of such fractional Shares. Participant’s election must be made on or before the date that the amount of tax to be withheld is determined.

(c) Plan Provisions Control. In the event that any provision of the Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control. Any term not otherwise defined in this Agreement shall have the meaning ascribed to it in the Plan.

(d) Rationale for Grant. The RSUs granted pursuant to this Agreement is intended to offer Participant an incentive to put forth maximum efforts in future services for the success of the Company’s business. The RSUs are not intended to compensate Participant for past services.

(e) No Rights of Stockholders. Neither Participant, Participant’s legal representative nor a permissible assignee of this award shall have any of the rights and privileges of a stockholder of the Company with respect to the Shares, unless and until such Shares have been issued in accordance with the terms hereof.

(f) No Right to Employment. The issuance of the RSUs or the Shares shall not be construed as giving Participant the right to be retained in the employ of the Company or an Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss Participant from employment free from any liability or any claim under the Plan or the Agreement. Nothing in the Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Award granted hereunder shall not form any part of the wages or salary of Participant for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Agreement or Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, Participant shall be deemed to have accepted all the conditions of the Plan and the Agreement and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g) Governing Law. The validity, construction and effect of the Plan and the Agreement, and any rules and regulations relating to the Plan and the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware. Participant hereby submits to the nonexclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to the Plan or the Agreement.

(h) Securities Matters. The Company shall not be required to deliver Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(i) Severability. If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.

(j) No Trust or Fund Created. Participant shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under the Plan. Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other person.

(k) Headings. Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.

IN WITNESS WHEREOF, the Company and Participant have executed this Agreement on the date set forth in the first paragraph.

THE MOSAIC COMPANY

By:
Name:
Title:

PARTICIPANT

Name:

5